UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	63-0589368
(State of incorporation or organization)	(I.R.S. Employer Identification no.)

1900 Fifth Avenue North Birmingham, Alabama 35203	35203
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, Each Representing a 1/40th Interest in a Share of 6.375% Non-Cumulative Perpetual Preferred Stock, Series A	New York Stock Exchange, Inc.

If this form relates to the registration of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-165056

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are depositary shares of Regions Financial Corporation (the “Company”), each depositary share representing a 1/40th interest in a share of the Company’s 6.375% Non-Cumulative Perpetual Preferred Stock, Series A, par value $1 per share and liquidation preference $1,000 per share (the “Preferred Stock”). The descriptions set forth under the sections “Description of the Series A Preferred Stock” and “Description of Depositary Shares” in the prospectus supplement dated October 25, 2012, as filed with the Securities and Exchange Commission (the “Commission”) on October 26, 2012 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the prospectus included in the Company’s automatic shelf registration statement on Form S-3 (No. 333-165056), as filed with the Commission on February 24, 2010 are incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed on August 6, 2012)

3.2	Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed on May 14, 2010)

3.3	Certificate of Designations of 6.375% Non-Cumulative Perpetual Preferred Stock, Series A

4.1	Form of Deposit Agreement, among the Company, Computershare Trust Company, N.A., as Depositary, Computershare Inc. and the Holders from time to time of the Depositary Receipts described therein

4.2	Form of Depositary Receipt (included as Exhibit A to Exhibit 4.1 hereto)

4.3	Form of Stock Certificate representing the Preferred Stock

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 31, 2012

Regions Financial Corporation

By:	/s/ Fournier J. Gale, III
Name: Fournier J. Gale, III Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed on August 6, 2012)

3.2	Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed on May 14, 2010)

3.3	Certificate of Designations of 6.375% Non-Cumulative Perpetual Preferred Stock, Series A

4.1	Form of Deposit Agreement, among the Company, Computershare Trust Company, N.A., as Depositary, Computershare Inc. and the Holders from time to time of the Depositary Receipts described therein

4.2	Form of Depositary Receipt (included as Exhibit A to Exhibit 4.1 hereto)

4.3	Form of Stock Certificate representing the Preferred Stock